UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 25, 2004
(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 (Regulation FD Disclosure)

Attachment I of this Form 8-K contains information that is being posted on IBM’s IR website (www.ibm.com/investor/). All of the information in Attachment I is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 25, 2004

	By:	/s/ Andrew Bonzani
(Andrew Bonzani)
Assistant Secretary & Associate General Counsel

ATTACHMENT I

Institutional investors have asked questions on IBM’s third quarter earnings release.  Because many of these topics are relevant to a broader audience, we felt it useful to address the most frequently asked questions.  A few questions were answered during the earnings webcast on October 18th.  The others are posted below for the benefit of all investors.

Current Pricing Environment

Could you shed some light on the current pricing environment?  It would seem that highly competitive pricing has ebbed a little bit but please comment on where you’re seeing things toughest and where things have eased.

We are on a strategy to grow faster than the industry; we take cost and expense out of supply chain and we pass these savings on to our customers.

Hardware prices were:
•	Stable QTQ with the exception of where we deployed more aggressive pricing to manage our new product transitions.

Services Prices were:
•	SO price pressure improved year-to-year, but declined slightly from the previous quarter.
•	ITS is showing continued signs of improvement in EMEA and AP, but price pressure continues in the Americas.
•	BCS billing rates are stabilizing.

Software Prices
•	Quarter-to-quarter, overall competitive pressures heightened in EMEA and the Americas, but remained generally stable in AP.
•	Market remains highly competitive but we continue to provide value with new products to meet customer needs.

Impact of Currency on Pricing

The dollar has weakened over the last several quarters.  Have currency shifts had an impact on pricing outside the U.S?  Can you hazard a guess as to how much this has impacted constant currency top line growth in 2003 and 2004?

Pricing is sensitive to currency movements in businesses where the cost is impacted by currency fluctuation.
•	Services cost, as you would expect in a labor-based business, is typically sourced from within the country, so there is little impact to cost based on currency movements.
•	In our software business there is very little variable cost associated with the transaction. As a result there is minimal impact on pricing from currency movement.

Therefore, this really only potentially affects our hardware business, which is about a third of our revenue.
•	Even in hardware — not all of our costs are dollar denominated.
•	In those products that are dollar cost-based, we adjust prices for lower cost based on competitive environment.

Overall, we do not expect a significant impact to constant currencygrowth rate.

Microelectronics

What is the strategic rationale for being in the foundry business?  Does IBM plan to continue to build state-of-the-art fabs?

The primary mission of our semiconductor business is to provide leadership technology to our server and storage solutions.
•	IBM leverages process and materials technology which allows us to build leading edge processors like POWER5. These technologies were developed internally and are not available from anyone else.
•

Our semiconductor manufacturing facilities are designed and built to be economically efficient.  We leverage our fabs to participate in the OEM marketplace and service IBM’s System and Technology Group’s requirements.

IBM’s semiconductor merchant market business is not a traditional foundry model.
•

Unlike a traditional foundry business, IBM focuses on leveraging advanced technologies for a limited number of clients that value our leading-edge process technologies, our suite of intellectual property including PowerPC, and our design tools and methodologies.

•	We also offer a comprehensive set of engineering services to the market through our Engineering and Technology Services unit.

As the industry shifts performance from focusing on ever increasing frequencies to focusing on better systems level integration, IBM is uniquely positioned with both system skills and semiconductor skills to lead in this space.

IBM does not comment on any plans for future manufacturing facilities.